UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2007

RAPTOR PHARMACEUTICALS CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-50720	98-0379351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Commercial Blvd., Suite 200, Novato, California 94949
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (415) 382-8111

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into a Material Definitive Agreement

On December 14, 2007, Raptor Pharmaceuticals Corp., a Delaware corporation (the “Company”) entered into a Merger Agreement (the “Merger Agreement”), dated as of the same date, by and between the Company, Bennu Pharmaceuticals Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Bennu”), and Encode Pharmaceuticals, Inc., a Delaware corporation (“Encode”). Pursuant to the Merger Agreement, a certificate of merger was filed with the Secretary of State of the State of Delaware and Encode was merged with and into Bennu and the existence of Encode ceased as of the date of the Merger Agreement. Pursuant to the Merger Agreement and the certificate of merger, Bennu, as the surviving corporation, will continue as a wholly-owned subsidiary of the Company.

The Agreement

The following is a brief summary of the terms and conditions of the Merger Agreement that are material to the Company. This summary is qualified in its entirety by reference to the full text of the Merger Agreement, and any reports, definitive proxy statements or information statements filed subsequent to this Current Report on Form 8-K by the Company under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act in the form filed with the Securities Exchange Commission (the “SEC”) that relate to the transaction.

Under the terms of and subject to the conditions set forth in the Merger Agreement, Three Million Four Hundred Forty-Four Thousand Two Hundred Ninety Seven (3,444,297) restricted, unregistered shares of the Company’s common stock, par value $.001 per share (the “Common Stock”) will be issued to the stockholders of Encode (the “Encode Stockholders”), options (“Company Options”) to purchase Three Hundred Fifty Seven Thousand Four Hundred Twenty Seven (357,427) restricted, unregistered shares of Common Stock will be issued to the optionholders of Encode (the “Encode Optionholders”), and warrants (“Company Warrants”) to purchase One Million Ninety Eight Thousand Two Hundred Seventy Six (1,098,276) restricted, unregistered shares of Common Stock will be issued to the warrantholders of Encode (the “Encode Warrantholders”, and together with the Encode Stockholders and Encode Optionholders, the “Encode Securityholders”), as directed in the Merger Agreement, as of the date of such Agreement. Such Common Stock, Company Options to purchase Common Stock, and Company Warrants to purchase Common Stock in an aggregate amount equal to Four Million Nine Hundred Thousand (4,900,000) shares of Common Stock issuable to the Encode Securityholders as of the closing of the Merger are referred to herein as the “First Shares.”

The Encode Stockholders, Encode Optionholders, and Encode Warrantholders, respectively, will be, subject to the achievement of certain future events by Bennu (each, a “Trigger Event”, and together, the “Trigger Events”), eligible to receive up to an additional One Million Six Hundred Eighty Seven Thousand Three (1,687,003) restricted, unregistered shares of Common Stock, options to purchase One Hundred Seventy Five Thousand Sixty Six (175,066) restricted, unregistered shares of Common Stock, and warrants to purchase Five Hundred Thirty Seven Thousand Nine Hundred Thirty One (537,931) restricted, unregistered shares of Common Stock, respectively. The payments made by the Company pursuant to any of the Trigger Events are referred herein to as “Milestone Payments.” Such Trigger Events events are set forth below:

•

Upon the receipt by Bennu at any time prior to the fifth-year anniversary of the Merger Agreement of approval to market and sell a product for the treatment of Cystinosis (a “Cystinosis Product”) predominantly based upon and derived from the assets acquired from Encode, from the applicable regulatory agency (e.g., FDA and EMEA) in a given major market in the world, the Encode Securityholders will be entitled to receive, in the aggregate, Common Stock, Company Options to purchase Common Stock, and Company Warrants to purchase Common Stock in an amount equal to Five Hundred Thousand (500,000) shares of Common Stock; and

•

Upon the receipt by Bennu at any time prior to the fifth-year anniversary of the Merger Agreement of approval to market and sell a product, other than a Cystinosis Product, predominantly based upon and derived from the assets acquired from Encode, from the applicable regulatory agency (e.g., FDA and EMEA) in a given major market in the world, the Encode Securityholders will be entitled to receive, in the aggregate, Common Stock, Company Options to purchase Common Stock, and Company Warrants to purchase Common Stock in an amount equal to One Million Nine Hundred Thousand (1,900,000) shares of Common Stock.

If within five years from the date of the Merger Agreement, there occurs a transaction or series of related transactions that results in the sale of all or substantially all of the assets acquired from Encode other than to an affiliate of the Company or Bennu in such case where such assets are valued at no less than $2.5 Million, the Encode Securityholders will be entitled to receive, in the aggregate, Common Stock, Company Options to purchase Common Stock, and Company Warrants to purchase Common Stock in an amount equal to Two Million Four Hundred Thousand (2,400,000) shares of Common Stock, less the aggregate of all Milestone Payments previously made or owing, if any. Such Common Stock, Company Options to purchase Common Stock, and Company Warrants to purchase Common Stock in an amount equal to Two Million Four Hundred Thousand (2,400,000) shares of Common Stock received by the Encode Securityholders as of the happening of the Trigger Events, if at all, are referred to herein as the “Contingent Shares.”

Pursuant to the terms of the Merger Agreement, the Company will at any time following 140 days from the closing date of the Merger and prior to the expiration of the fourth anniversary of the Merger Agreement, grant to an Encode stockholder the right to demand the registration of its portion of the First Shares and Contingent Shares, if any, subject to the terms and conditions of the Merger Agreement.

Pursuant to the terms of the Merger Agreement, if at any time prior to the 140th day following the date of the Merger Agreement, the Company files a registration statement with the SEC (other than a Form S-4 or Form S-8), the Encode Securityholders shall have the right to include in the registration statement their respective portion of the First Shares as set forth in the Merger Agreement.

Pursuant to the terms of the Merger Agreement, the First Shares have not been (and when issued, if at all, the Contingent Shares will not be), and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and accordingly they will not be fully transferable except as permitted under various exemptions contained in the Securities Act and applicable state securities laws, or upon satisfaction of the registration and prospectus delivery requirements of the Securities Act.

ITEM 3.02 Unregistered Sales of Equity Securities

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02 in its entirety. The sales and issuances of the First Shares under the Merger Agreement to the Encode Securityholders were exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering. The Company relied upon the representations made by Encode pursuant to the Merger Agreement in determining that such exemptions were available. No underwriting discounts or commissions were paid by the Company in connection with these transactions.

ITEM 8.01 Other Events

On December 17, 2007, the Company issued a press release, in the form attached to this Current Report on Form 8-K as Exhibit 99.1, that announced the Company had entered into the Merger Agreement.

ITEM 9.01 Financial Statements and Exhibits

(d)	Exhibits.

99.1	Press Release of the Company dated as of December 17, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAPTOR PHARMACEUTICALS CORP.
By: /s/ Kim R. Tsuchimoto
Kim R. Tsuchimoto Chief Financial Officer, Treasurer and Secretary Date: December 17, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of the Company dated as of December 17, 2007